Exhibit 4.35

From:	Piraeus Bank A.E. (the “Bank”)

To:	BOONE STAR OWNERS INC. of Marshall Islands
IOKASTI OWNING COMPANY LIMITED of Marshall Islands (each the “Borrower” and together the “Borrowers’)

Subject: Loan Agreement, as amended and supplemented in force, for an amount up to US$ 90,000,000 between Piraeus Bank A.E. and the Borrowers signed on 5th October, 2007 (the “Loan Agreement”).

Dear Sirs,

Further to the recent discussions during which the Borrowers have jointly requested the amendment of the Loan Agreement for the purposes of facilitating earlier prepayment of the same, we are pleased to inform you that the Bank proposes to amend the Loan Agreement as set out under sections A to D below.

A. The Loan Agreement shall be amended as follows:

a) Clause 7.4 shall be fully deleted and replaced by the following new clause 7.4:

“The Borrowers or each of them may prepay the whole or any part of the Loan (any such part being a minimum of $500,000 or any larger sum which is an integral multiple of $500,000) at any time.”

b) Clause 7.5 shall be fully deleted and replaced by the following new clause 7.5:

“No prepayment may be effected under clause 7.4 unless the Borrowers shall have given the Bank one (1) day’s notice of their intention to make such prepayment. Every notice shall be effective only on actual receipt by the Bank, shall be irrevocable, shall specify the amount of the Loan to be prepaid, shall specify which deposit account of the Borrower(s) is to be debited with the prepayment amount, and shall oblige the Borrowers to make such prepayment on the date specified.”

B. Upon execution hereof by the Lender and the Borrowers, the Loan Agreement shall be deemed formally amended by virtue of the provisions of Section A above.

C. Moreover the Bank shall release and lift all shipmortgages and all other security established and existing over the assets of the respective Borrower by virtue of the Security Documents within three (3) Piraeus business days in the event of a Greek flag and seven (7) Piraeus business days in the event of a Maltese flag from receipt of the above prepayment notice from the Borrower, provided only that the quoted prepayment amounts, to be drawn by the Bank in accordance with the instructions of the Borrowers (or any of them), are sufficient for the full and final payment and discharge of all due and owing payment obligations of the Borrowers or either of them under or pursuant to the Loan Agreement and the Master Agreement (if any).

It is agreed that the Bank may exceptionally require, and the Borrowers shall consent, to create a pledge over the respective bank accounts of the Borrowers or either of them, to which the prepayment amounts are credited or are to be credited as identified in the respective prepayment Notice, or whatever other security on the funds reserved for the prepayment under the Loan Agreement and the Master Agreement (if applicable).

D. This Letter shall be governed by, and construed in accordance with, English law and all disputes in connection with this Letter, if any, shall exclusively be resolved before the Courts of London, U.K.

In order to confirm your agreement to the above, we kindly request you to initial all pages of all originals of this letter and to sign, indicating also the date of signature, all five (5) originals.

DA IOKASTI BOONE AMENDMENT LETTER

PIRAEUS BANK GROUP HEADQUARTERS

4, AMERIKIS ST., GR-105 64 ATHENS, GREECE, TEL.: +30 210 333 5000, www.piraeusbank.gr

EXECUTED and DELIVERED as a DEED on this 16th day of September 2011 by Piraeus Bank SA

acting by	Maria Young	)	/s/ Maria Young
	Jason Dallas		/s/ Jason Dallas

such execution being witnessed by	/s/ YANNIS CHARALAMBIDES	)
YANNIS CHARALAMBIDES
ATTORNEY - AT - LAW
15, PINDAROU STR.
106 73 ATHENS - GREECE
TEL.: 210 3807771 - FAX: 210 3607885

Accepted and agreed
for and on behalf of BORROWER 1
EXECUTED and DELIVERED as a DEED on this 16th day of September 2011

acting by	PAPAPONTIKOU EUGENIA	)
such execution being witnessed by	/s/ EUGENIA TH. VOULIKA	)
EUGENIA TH. VOULIKA
Attorney - at - law
52, Ag. Konstantinou Street - 151 24 Marousi
Athens, Greece
Tel.: +30 210 6140580 - Fax: +30 210 6140267
Accepted and agreed
for and on behalf of BORROWER 2
EXECUTED and DELIVERED as a DEED on this 16th day of September 2011

acting by	PAPONTIKOU EUGENIA	)
such execution being witnessed by	/s/ EUGENIA TH. VOULIKA	)
EUGENIA TH. VOULIKA
Attorney - at - law
52, Ag. Konstantinou Street - 151 24 Marousi
Athens, Greece
Tel.: +30 210 6140580 - Fax: +30 210 6140267
Read and Acknowledged
for and on behalf of DRYSHIPS INC. in its capacity as CORPORATE GUARANTOR
EXECUTED and DELIVERED as a DEED on this 16th day of September 2011

by	PAPAPONTIKOU EUGENIA	)
such execution being witnessed by	/s/ EUGENIA TH. VOULIKA	)
EUGENIA TH. VOULIKA
Attorney - at - law
52, Ag. Konstantinou Street - 151 24 Marousi
Athens, Greece
Tel.: +30 210 6140580 - Fax: +30 210 6140267
Read and Acknowledged
for and on behalf of IALYSOS OWNING COMPANY LIMITED of Marshall Islands in its capacity as CORPORATE GUARANTOR
EXECUTED and DELIVERED as a DEED on this 16th day of September 2011
)
)
)
such execution being witnessed by	/s/ EUGENIA TH. VOULIKA	)
EUGENIA TH. VOULIKA
Attorney - at - law
52, Ag. Konstantinou Street - 151 24 Marousi
Athens, Greece
Tel.: +30 210 6140580 - Fax: +30 210 6140267

PB MARINER NAUTICA AMENDMENT LETTER

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